Exhibit 99.1

March 31, 2005

Beth Copeland - Media (317) 269-1395 William J. Brunner - Shareholders & Analysts (317) 269-1614

FOR IMMEDIATE RELEASE

First Indiana Corporation to Host Conference Call on April 20

        INDIANAPOLIS - First Indiana Corporation will review first quarter 2005 results in a conference call for investors and analysts on Wednesday, April 20, 2005, beginning at 3:00 p.m. EST (Indiana Time.) Marni McKinney, Vice Chairman and Chief Executive Officer; Robert Warrington, President and Chief Operating Officer; and William J. Brunner, Chief Financial Officer, will host the call.

        To participate, please call (800) 278-9857 and ask for First Indiana First Quarter 2005 earnings. A replay of the call will be available from 6:00 p.m. EST on Wednesday, April 20, through midnight, Wednesday April 27, 2005. To hear the replay, call (800) 642-1687 and use conference ID: 4881647.

        A copy of First Indiana’s news release announcing its earnings is scheduled to be available on the company’s website, http://www.firstindiana.com under the “Investor Relations” section the evening of Tuesday, April 19, 2005.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 31 offices in Central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.